UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

Masco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-5794	38-1794485
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

21001 Van Born Road, Taylor, Michigan (Addresses of Principal Executive Offices)	48180 (Zip Code)

Registrant’s telephone number, including area code:  (313) 274-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Completion of Separation of TopBuild from Masco

On June 30, 2015 (the “Distribution Date”), after the New York Stock Exchange market closing, the previously-announced separation (the “Separation”) of TopBuild Corp. (“TopBuild”) from Masco Corporation (“Masco”) was completed. The Separation of TopBuild, which comprises Masco’s former installation and other services businesses (the “Services Business”), was achieved through Masco’s distribution (the “Distribution”) of 100% of the shares of TopBuild to holders of Masco common stock as of the close of business on the record date of June 19, 2015 (the “Record Date”). Masco stockholders of record received one share of TopBuild common stock for every nine shares of Masco common stock. Following the Distribution, TopBuild became an independent, publicly-traded company, and Masco retains no ownership interest in TopBuild.

In connection with the Separation, TopBuild entered into several agreements with Masco on June 29, 2015 that, among other things, effect the Separation and provide a framework for its relationship with Masco after the Separation, including the following agreements:

•                             a Separation and Distribution Agreement;

•                             a Tax Matters Agreement;

•                             a Transition Services Agreement; and

•                             an Employee Matters Agreement.

Separation and Distribution Agreement

The Separation and Distribution Agreement governs the overall terms of the Separation. Generally, the Separation and Distribution Agreement includes Masco’s and TopBuild’s agreements relating to the restructuring steps to be taken to complete the Separation, including the assets and rights to be transferred, liabilities to be assumed and related matters.

The Separation and Distribution Agreement provided for Masco and TopBuild to transfer specified assets to TopBuild and its subsidiaries that will operate the Services Business after the Distribution, on the one hand, and to Masco’s remaining businesses, on the other hand. The Separation and Distribution Agreement requires Masco and TopBuild to use reasonable efforts to obtain consents, approvals and amendments required to novate or assign the assets and liabilities that were transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder requires a consent that was not obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder was ineffective or adversely affects the rights of the transferor thereunder so that the intended transferee did not in fact receive all such rights, each of Masco and TopBuild agree to cooperate in a mutually agreeable arrangement under which the intended transferee will obtain the benefits and assume the obligations thereunder (including by sub-contract, sub-license or sub-lease to such transferee) or under which the transferor will enforce for the benefit of the transferee, with the transferee assuming the transferor’s obligations, the rights of the transferor against any third party.

The Separation and Distribution Agreement specifies those conditions that were required to be satisfied or waived by Masco prior to the completion of the Separation. In addition, Masco had the right to determine the date and terms of the Separation, and had the right, at any time until completion of the Distribution, to determine to abandon or modify the Distribution and to terminate the Separation and Distribution Agreement.

In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management. Generally, the Separation and Distribution Agreement provides for uncapped cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of TopBuild’s business with TopBuild and financial responsibility for the obligations and liabilities of Masco’s retained businesses with Masco. The Separation and Distribution Agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation (together with certain related transactions), TopBuild and Masco entered into a Tax Matters Agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of any failure of the Separation (or certain related transactions) to qualify as tax-free for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations that TopBuild and Masco have after the Separation with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, Masco generally will be responsible for all of TopBuild’s pre-Separation income taxes that are reported on combined tax returns with Masco or any of its affiliates after the Separation. TopBuild will generally be responsible for all other income taxes and all non-income taxes primarily related to TopBuild’s assets and businesses that are due and payable after the Separation.

In the event that the Separation and certain related transactions fail to qualify for their intended tax treatment, in whole or in part, and Masco is subject to tax as a result of such failure, the Tax Matters Agreement determines whether Masco must be indemnified for any such tax by TopBuild. As a general matter, under the terms of the Tax Matters Agreement, TopBuild is required to indemnify Masco for any tax-related losses in connection with the Separation due to any action by TopBuild or any of its subsidiaries following the Separation. Therefore, in the event that the Separation and/or related transactions fail to qualify for their intended tax treatment due to any action by TopBuild or any of its subsidiaries, TopBuild will generally be required to indemnify Masco for the resulting taxes.

The Tax Matters Agreement further provides that:

•                  Without duplication of TopBuild’s indemnification obligations described in the prior paragraph, TopBuild will generally indemnify Masco against (i) taxes for which TopBuild is responsible; and (ii) any liability or damage resulting from a breach by TopBuild or any of its affiliates of a covenant made in the Tax Matters Agreement; and

•                  Masco will indemnify TopBuild against taxes for which Masco is responsible.

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding.

Further, the Tax Matters Agreement generally prohibits TopBuild and its affiliates from taking certain actions that could cause the Separation and certain related transactions to fail to qualify for their intended tax treatment. In particular:

•                  from and until the second anniversary of the Separation, neither TopBuild nor any of its subsidiaries may sell, exchange, distribute or otherwise dispose of any assets held by TopBuild or its subsidiaries, except for assets that, in the aggregate, do not constitute more than 15% of TopBuild’s total assets;

•                  from and until the second anniversary of the Separation (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Internal Revenue Code of 1986, as amended (the “Code”)), TopBuild may not cause or permit any business combination or transaction which, individually or in the aggregate, could result in one or more persons acquiring directly or indirectly a forty percent (40%) or greater interest in TopBuild for purposes of Section 355(e) of the Code;

•                  from and until the second anniversary of the Separation, TopBuild may not discontinue the active conduct of its business (within the meaning of Section 355(b)(2) of the Code);

•                  from and until the second anniversary of the Separation, TopBuild may not sell or otherwise issue its common stock, other than pursuant to issuances that satisfy certain regulatory safe harbors set forth in Treasury Regulations related to stock issued to employees and retirement plans;

•                  from and until the second anniversary of the Separation, TopBuild may not redeem or otherwise acquire any of its common stock, other than pursuant to open-market repurchases of less than 20% of its common stock (in the aggregate);

•                  from and until the second anniversary of the Separation, TopBuild may not amend its certificate of incorporation (or other organizational documents) or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of its common stock; and

•                  more generally, TopBuild may not take any action that could reasonably be expected to cause the Separation and certain related transactions to fail to qualify as tax-free transactions under Section 368(a)(1)(D) and Section 355 of the Code.

As described above, if TopBuild takes any of the foregoing actions and such actions result in the failure of the Separation and certain related transactions to qualify for their intended tax treatment, TopBuild will be required to indemnify Masco against tax-related losses suffered in connection with the Separation. The amount of any such potential tax-related losses would generally be a function of the fair market value of TopBuild shares, Masco’s historical tax basis in TopBuild’s assets and Masco’s general tax profile, in each case as of the time of the Separation. Such amount is not subject to any cap or similar limitation under the Tax Matters Agreement.

Transition Services Agreement

The Transition Services Agreement sets forth the terms on which Masco will provide to TopBuild, and TopBuild will provide to Masco, on a transition basis, certain corporate services or functions that the companies historically have shared. The agreement provides for the provision of specified transition services, generally for a period of up to 12 months, with a possible extension of 12 months (an aggregate of 24 months). Compensation for transition services will be determined using an internal cost allocation methodology based on fully loaded cost (e.g., including an allocation of corporate overhead), or, in certain cases, may be based on terms and conditions comparable to those that would have been arrived at by parties bargaining at arm’s-length.

Employee Matters Agreement

The Employee Matters Agreement governs Masco’s and TopBuild’s compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding Masco equity awards and certain other outstanding annual and long-term incentive awards. The Employee Matters Agreement provides that, following the Distribution, TopBuild’s active employees generally will no longer participate in benefit plans sponsored or maintained by Masco and will commence participation in TopBuild’s benefit plans. The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment of employees, the assumption and retention of liabilities and related assets, expense reimbursements, workers’ compensation, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and the duplication or acceleration of benefits.

The Employee Matters Agreement also provides that (i) the Distribution does not constitute a change in control under Masco’s plans, programs, agreements or arrangements and (ii) the Distribution and the assignment, transfer or continuation of the employment of employees with another entity will not constitute a severance event under applicable severance plans, programs, agreements or arrangements.

The foregoing descriptions are summaries of the material terms of these agreements; for the complete text of these agreements, please see the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2 and 10.3, each of which is incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On June 30, 2015, Masco completed the previously-announced Separation from TopBuild. Effective as of 11:59 p.m. Eastern time on the Distribution Date, the common stock of TopBuild was distributed, on a pro rata basis, to Masco’s stockholders of record as of the close of business on the Record Date. On the Distribution Date, each of the stockholders of the Company received one share of TopBuild for every nine shares of Masco’s common stock held by such stockholder on the Record Date. Fractional shares of TopBuild common stock were not distributed.  Any fractional share of TopBuild common stock otherwise issuable to a Masco stockholder was sold in the open market on such stockholder’s behalf, and such stockholder received a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares.

The separation was completed pursuant to the Separation and Distribution Agreement. The description of the Separation included under Item 1.01 and the Separation and Distribution Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, Gerald Volas, Masco’s Group President, North American Diversified Businesses, resigned from Masco Corporation to become TopBuild’s Chief Executive Officer.

Item 8.01 Other Events.

On July 1, 2015,  Masco issued a press release announcing the completion of the Separation. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.                   Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

We expect to file the unaudited pro forma condensed consolidated balance sheet of Masco Corporation dated as of March 31, 2015 and the unaudited pro forma condensed consolidated statements of operations of Masco Corporation for the three months ended March 31, 2015 and for the years ended December 31, 2014, 2013 and 2012 by amendment to this Current Report on Form 8-K on July 7, 2015, which is the fourth business day after the completion of the separation.

(d)           Exhibits

Exhibit Number	Title
2.1*	Separation and Distribution Agreement dated June 29, 2015
10.1	Tax Matters Agreement dated June 29, 2015
10.2	Transition Services Agreement dated June 29, 2015
10.3	Employee Matters Agreement dated June 29, 2015
99.1	Press release issued by Masco, dated July 1, 2015, announcing the completion of the Separation

*                 The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to supplementally furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASCO CORPORATION

	By:	/s/ John G. Sznewajs
		Name:	John G. Sznewajs
		Title:	Vice President, Treasurer and Chief Financial Officer

Dated: July 6, 2015

EXHIBIT INDEX

Exhibit Number	Title
2.1*	Separation and Distribution Agreement dated June 29, 2015
10.1	Tax Matters Agreement dated June 29, 2015
10.2	Transition Services Agreement dated June 29, 2015
10.3	Employee Matters Agreement dated June 29, 2015
99.1	Press release issued by Masco, dated July 1, 2015, announcing the completion of the Separation

*                                         The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to supplementally furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule.